Exhibit 99.1

Village Farms Delivers Record Full Year 2025 Profitability

with Continued Strong Performance in Q4

•
Record Full Year Consolidated Net Income from Continuing Ops of $21.0 Million or $0.19 Per Share, Adjusted EBITDA from Continuing Ops of $49.9 Million, and Operating Cash Flow of $58.1 Million
•
Consolidated Q4 Net Sales Increased 9% YoY to $49.6 Million; Canadian Cannabis Sales Increased 10% YoY; International Export Cannabis Sales Increased 384% YoY
•
Consolidated Q4 Net Income from Continuing Ops of $2.3 Million or $0.02 Per Share, Adj. EBITDA from Continuing Ops of $8.6 Million, and Operating Cash Flow of $11.4 Million
•
Canadian Cannabis Delivers Q4 Gross Margin of 43%; Adj. EBITDA of $9.8 Million or 25.8% of Sales
•
All Expansion Projects Remain on Time and Under Budget; Delta 2 Expansion Commenced Cultivation March 2 and Expected to Harvest 15 Tonnes of Incremental Capacity in 2026
•
Netherlands Expansion on Track to Plant First Rooms in March with Full Facility Completion During Q2
•
Company Ends 2025 with $86 Million in Cash; Has Completed $6.7 Million of Share Repurchases since Q3

VANCOUVER, British Columbia, March 12, 2026 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today reported financial results for its fourth quarter and year ended December 31, 2025. All figures are in U.S. dollars unless otherwise indicated.

Management Commentary

“Our fourth quarter results again delivered strong profitability, gross margin and cash flow from operations which contributed to record levels of performance for each of these metrics in 2025,” said President and Chief Executive Officer Michael DeGiglio. “Thanks to the tireless commitment and execution of our global team, this past year was a transformational one for Village Farms. We are continuing to benefit from multiple catalysts unlocking value for our stakeholders and believe we remain in an excellent position to continue profitably scaling our platform in 2026.”

“We grew global cannabis sales by 17% year-over-year despite just a partial year of contributions from our expanding Netherlands business, and international exports increased more than six-fold as we continue to capitalize on our leadership position among the world’s largest EU-GMP certified cannabis operators. We’ve set a higher standard for our Company on the global stage, and are continuing to invest behind our proven teams with enhancements to our operating capabilities.”

“Demand for our products continues to significantly outpace our current production capacity, and temporary supply constraints coupled with rapidly evolving global regulatory frameworks has created near-term variability in performance as we balance the complex needs of our diverse customer base. In response to higher demand, we are pleased to report that last week we began cultivation in the first half of our previously-announced Delta 2 expansion in Canada, and that this project remains on track to harvest an incremental 15 tonnes of production capacity during the remainder of this year.”

“Our first Netherlands facility continues to operate at full capacity with healthy margin performance, and we are in the process of scaling our local operating team there to support our Phase II facility in Groningen which remains on track for its first grow rooms to be planted at the end of Q1 with the full facility completed and planted by the end of Q2. Once fully ramped, we anticipate annual production capacity of approximately 10 tonnes in the Netherlands, where we continue to see a very strong pricing environment and are well positioned to capture market share in premium product categories.”

“We look to the remainder of 2026 with a growth mindset, and expect to maintain a balanced approach to capital allocation with prudent consideration of accretive organic and acquisitive investments and enhanced value creation for shareholders in the form of ongoing share repurchases. We believe our growth investments, strong net cash position, industry leading cost of capital, and continued solid execution from our teams position us for continued success in 2026 and beyond.”

Fourth Quarter 2025 Financial Highlights

(All comparable periods are for the fourth quarter of 2024 unless otherwise stated)

Consolidated

•
Consolidated net sales increased 9% to $49.6 million from $45.4 million;
•
Consolidated net income from continuing operations improved to $2.3 million, or $0.02 per share, from a net loss from continuing operations of $7.5 million, or ($0.04) per share driven by a $10.5 million non-cash impairment charge in the prior-year period related to non-flower inventory purchased primarily from third parties that did not meet the Company’s quality standards;
•
Consolidated net income, including non-controlling interests and before equity losses, was $2.4 million, or $0.02 per share compared to net loss, including non-controlling interests and before equity losses, of $8.6 million, or ($0.07) per share;
•
Consolidated cash flow from continuing operations of $11.4 million compared with $10.9 million in the prior year period;
•
Full year consolidated cash flow from continuing operations increased to $58.1 million compared with $13.7 million in the prior-year period; and,
•
Consolidated adjusted EBITDA from continuing operations (a non-GAAP measure) was $8.6 million or 17.3% of sales, compared with ($2.9) million in the prior year period.

Canadian Cannabis

•
Net sales increased 10% to $37.8 million (C$52.7 million) from $34.3 million (C$48.0 million);
•
International export sales increased 384%; retail branded sales flat year-over-year in line with expectations;
•
Gross margin increased to 43% from 2%, driven by improvements in operating efficiency leading to lower costs of production, an increased mix of higher-margin sales, and the non-recurrence of a non-cash inventory impairment charge in the prior-year quarter;
•
Net income improved to $5.4 million (C$7.5 million) from negative $6.6 million (-C$9.4 million);
•
Adjusted EBITDA increased to $9.7 million (C$14.3 million) from negative $6.3 million (-C$9.1 million); and,
•
Cash flow from operations increased 752% to $15.7 million (C$21.5 million) from $2.6 million (C$3.3 million).

U.S. Cannabis

•
Net sales were $3.4 million compared with $4.6 million;
•
Gross margin decreased to 60% from 70%;
•
Net loss was ($0.2 million) compared with a net loss of $0.2 million; and
•
Adjusted EBITDA was ($0.1 million) compared with $0.3 million.

Netherlands Cannabis

Village Farms Netherlands was non-operational during the comparable quarter of 2024. As a result, comparative financial performance to the prior-year quarter is not meaningful.

•
Net sales were $3.3 million;
•
Net loss was ($0.1 million) driven by increased operating expenses to support the Company’s Phase II expansion; and
•
Adjusted EBITDA was $0.7 million.

Produce

•
Sales from continuing operations of $4.9 million were down from $6.1 million as compared to the prior year as 2025 sales are net of a commission paid to Vanguard Food, L.P., as well as lower year-over-year pricing;
•
Net loss from continuing operations was ($1.6 million) compared to net income from continuing operations of $4.9 million; and,
•
Adjusted EBITDA from continuing operations was ($462 thousand) compared to adjusted EBITDA from continuing operations of $6.6 million which was the result of a legal settlement in the prior-year quarter.

Strategic Growth and Operational Highlights

Canadian Cannabis

•
The Company continues to maintain a top five overall market share position in Canada and held the number one position in dried flower as of February 20261 despite planned reductions in sales of lower-margin SKUs;
•
International export sales increased 384% year-over-year with demand from international customers continuing to meaningfully outpace current supply capabilities;
•
We surpassed the high end of our targeted gross margin range of 30-40%, marking the fourth consecutive quarter meeting or exceeding the target range and contributing to record annual Adjusted EBITDA performance;
•
Introduced several new and unique packaging innovations to the Canadian market, including the launch of a one-way aroma valve built directly into its dried flower packaging, windowed packaging for its flower products which enables consumers to see product before purchase, and a proprietary built-in matchbox accessory for its pre-roll offerings to meet growing demand for ready-to-enjoy cannabis experiences;
•
Named the winner of Business Vancouver's (BIV) 2026 BC Export Awards in the Consumer Products category, recognizing our exceptional performance and contribution to British Columbia's growing international trade economy;
•
Published groundbreaking peer-reviewed research in Scientific Reports (Nature Portfolio), highlighting the natural variability of THC potency within cannabis plants, reinforcing a need for a greater focus on product quality versus potency and more transparent and accurate labeling across the industry; and,
•
During the fourth quarter, started the expansion of cultivation capacity in the remaining half of its Delta 2 greenhouse to meet increasing demand in Canadian and our international export markets. Once completed and operating at full capacity, the expansion is expected to yield an incremental 40 tonnes of annualized cannabis production, expanding capacity by approximately 33% once completed.

1. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

International Medical Cannabis (Reported Within Canadian Cannabis)

•
International export sales increased 384% year-over-year, driven by continued strength of demand in Germany and steady performance across other international markets;
•
We believe we remain the largest exporter of medical cannabis to Europe, with three of the top five leading cultivars in Germany and four of the top 10 through our third-party distribution partners2; and
•
The Company expects to return to sequential growth in international medical export sales in Q1 of 2026.

2. Based on Company estimates and rankings compiled by German outlet Flowzz.

Netherlands Cannabis

•
Operations at the Phase I facility in Drachten continue at full capacity, with continued strong margin performance and operating cash flow generation;
•
The Company’s products are now represented in 96% of participating coffeeshops, representing increased market penetration of roughly 500 basis points sequentially from that of the third quarter;
•
The Company continued to advance new product innovation in the Netherlands market and subsequent to year end launched 10 new product offerings, including the first regulated blunt in market as well as infused spliffs and other pre-roll formats. It expects to continue launching new and innovative products in 2026; and
•
Construction of the Company’s Phase II facility in Groningen is nearing completion with the first grow rooms expected to be planted in late Q1 with full facility completion and planting expected in Q2. Once fully ramped, the Phase II facility is expected to quintuple total annualized production to approximately 10 tonnes.

U.S. Cannabis

•
The Company believes it is poised to benefit from President Trump's Executive Order to reschedule marijuana, which, if rescheduled, would represent a consequential step in modernizing U.S. cannabis policy and support the development of a regulatory framework more aligned with international drug policies.
•
The Company’s application for a Texas medicinal marijuana license remains under review by the Department of Public Services ("DPS"). In December 2025, nine new provisional licenses were awarded and DPS will award a minimum of three new awards on or before April 1, 2026. If awarded a license, the Company plans to work with its listing authority to structure an acceptable ownership structure and comply with all applicable regulatory requirements, which are still pending in Texas.

Corporate

•
Brian Stevenson was appointed to the newly created role of Global Chief Strategy Officer, where he is overseeing our enterprise-wide strategic agenda, including long-term growth strategy, global market assessment, and integration initiatives across regions and business units.
•
Brian Ellis was appointed to the newly created role of Chief Information and Technology Officer (CITO), where he is overseeing our enterprise architecture and IT strategy as we continue executing our global growth strategy and transformation initiatives.
•
On September 29, 2025, the Company’s Board of Directors unanimously approved a US$10 million share repurchase authorization for up to 5,687,000 common shares (five percent of our issued and outstanding common shares at the date of announcement). During the fourth quarter of 2025, the Company repurchased 812,923 shares at a cost of $3.0 million and subsequent to year end it has purchased 1,099,753 shares at a cost of $3.7 million.
•
Subsequent to year end, the Company amended and extended its Canadian cannabis credit facility by upsizing loan commitments with existing lenders by CAD $15 million and extending maturities one year. The incremental financing comes in the form of a delayed draw term loan, from which the Company drew an initial CAD $5 million on February 20, 2026. All other terms of the credit facility loans remain unchanged, with variable interest rates currently below 6.0%.

Conference Call

Village Farms’ management team will host a conference call to discuss its fourth quarter and full year 2025 financial results today, Thursday, March 12, 2026, at 8:30 a.m. ET. Participants can access the conference call via a webcast at Village Farms Fourth Quarter 2025 Conference Call Webcast or on the company website at Village Farms - Events. Participants wanting to access the conference call by telephone must register in advance at Village Farms Fourth Quarter 2025 Conference Call Registration to receive telephone dial-in information.

The live question and answer session will be limited to analysts; however, others are invited to submit questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email during the question-and-answer session as time permits.

About Village Farms International, Inc.

Village Farms is a global leader in cannabis, plant-based consumer packaged goods, and sustainable innovation. With a legacy built on decades of Controlled Environment Agriculture expertise and Dutch farming practices, today the Company is one of the world’s largest and most profitable cannabis operators with an asset portfolio that spans over 7 million square feet of advanced greenhouse and indoor cultivation assets.

In Canada, Village Farms operates one of the largest EU-GMP certified cannabis facilities in the world from its production campus in Delta, British Columbia, and exports products to international medical markets. The Company is also a market share leader in dried flower formats and produces and distributes some of the country’s highest quality and best-selling strains, including its flagship Pure Sunfarms Pink Kush, one of the most widely consumed strains on the planet. Village Farms’ Canadian brand portfolio includes Pure Sunfarms, Fraser Valley Weed Co., Soar, Super Toast, Pure Laine, Tam Tams and Promenade.

In the Netherlands, the Company is one of only ten licensed operators in the country’s regulated cannabis program, and in the United States its CBDistillery brand is one of the country’s largest independent hemp-derived wellness platforms. Beyond cannabis, the Company’s Clean Energy division transforms landfill gas into renewable natural gas, and it also holds an equity interest in Vanguard Food LP, a private venture pursuing strategic acquisitions to build a premier branded food platform in North America.

Contact Information

Sam Gibbons

Senior Vice President, Corporate Affairs

Phone: (407) 936-1190 ext. 328

Email: sgibbons@villagefarms.com

Lawrence Chamberlain

LodeRock Advisors

Phone: (416) 519-4196

Email: lawrence.chamberlain@loderockadvisors.com

Canadian Cannabis Performance Summary

(millions except % metrics)	Three Months Ended December 31,
	2025			2024
	CAD $	USD $		CAD $	USD $	Change of C $
Total Net Sales	$52.7	$37.	8	$48.0	$34.3	10%
Total Cost of Sales	$30.0	$22.2	1	$47.0	$33.4	-36%
Gross Profit	$22.7	$15.8		$1.0	$0.9	2170%
Gross Margin %	43%	42%		2%	3%	1968%
SG&A	$11.6	$8.4		$13.4	$9.6	-13%
Net income (loss)	$7.5	$5.4		$(9.4)	$(6.6)	NM
Adjusted EBITDA from Cont. Ops.(1)	$14.3	$9.7		$(9.1)	$(6.3)	NM
Adjusted EBITDA Margin from Cont. Ops.(1)	27%	26%		-19%	-18%	NM
Cash flow from Operations	$21.5	$15.6		$(3.3)	$(2.6)	NM

(millions except % metrics)	Year Ended December 31,
	2025		2024
	CAD $	USD $	CAD $	USD $	Change of C $
Total Net Sales	$228.2	$163.7	$204.0	$148.9	12%
Total Cost of Sales	$127.7	$92.2	$162.4	$118.2	-21%
Gross Profit	$100.5	$71.5	$41.6	$30.7	142%
Gross Margin %	44%	44%	20%	21%	116%
SG&A	$48.7	$34.9	$46.7	$34.0	4%
Net income (loss)	$37.0	$26.6	$(4.8)	$(3.2)	NM
Adjusted EBITDA from Cont. Ops.(1)	$67.0	$47.6	$9.4	$7.3	613%
Adjusted EBITDA Margin from Cont. Ops.(1)	29%	29%	5%	5%	537%
Cash flow from Operations	$77.5	$56.2	$16.1	$11.7	381%

Canadian Cannabis’ Composition of Sales by Channel

(millions except % metrics)	Three Months Ended December 31,
	2025			2024
	CAD $	USD $		CAD $	USD $	Change of C $
Retail Branded Sales	$55.6	$39.9		$55.8	$39.9	0%
Non-Branded Sales	$5.7	$4.	2	$9.5	$6.9	-40%
International Sales	$12.1	$8.7		$2.5	$1.7	384%
Other	$0.8	$0.5		$0.9	$0.6	-11%
Less: Excise Taxes	$(21.5)	$(15.3)		$(20.7)	$(14.8)	4%
Net Sales	$52.7	$37.8		$48.0	$34.3	10%

(millions except % metrics)	Year Ended December 31,
	2025		2024
	CAD $	USD $	CAD $	USD $	Change of C $
Retail Branded Sales	$221.9	$158.9	$251.7	$183.9	-12%
Non-Branded Sales	$34.5	$25.0	$39.6	$28.9	-13%
International Sales	$52.7	$37.9	$8.4	$6.1	527%
Other	$2.8	$2.0	$2.7	$1.9	4%
Less: Excise Taxes	$(83.7)	$(60.0)	$(98.4)	$(72.0)	-15%
Net Sales	$228.2	$163.9	$204.0	$148.9	12%

Presentation of Financial Results

The Company’s financial statements for the three months and year ended December 31, 2025, as well as the comparative periods for 2024, have been prepared and presented under United States Generally Accepted Accounting Principles (“GAAP”).

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Sales	$49,617	$45,385	$215,937	$195,907
Cost of sales	(30,395)	(39,886)	(128,255)	(150,106)
Gross margin	19,222	7,310	87,682	45,801
Selling, general and administrative expenses	(14,664)	(15,877)	(60,293)	(61,748)
Interest expense	(542)	(771)	(2,704)	(3,365)
Interest income	619	157	1,163	914
Foreign exchange (loss) gain	85	(1,914)	1,555	(2,843)
Other income (expense)	4	3,487	4,173	4,015
Goodwill and intangible asset impairments	—	—	—	(11,939)
Other impairments	(217)	(439)	(217)	(439)
Loss before taxes and loss from equity method investments	4,507	(8,047)	31,359	(29,604)
Provision for income taxes	(2,168)	2,336	(10,371)	1,662
Loss from equity method investments	—	—	—	—
Income (loss) from continuing operations	2,339	(5,711)	20,988	(27,942)
Income (loss) from discontinued operations, net of tax	102	(1,135)	11,117	(7,702)
Income (loss) including non-controlling interests and before equity losses	2,441	(8,657)	32,105	(35,644)
Less: net loss (income) attributable to non-controlling interests, net of tax	(11)	27	336	(207)
Net loss attributable to Village Farms International, Inc. shareholders	2,430	(8,630)	32,441	(35,851)
Adjusted EBITDA from continuing operations(1)	8,606	(2,942)	49,852	7,374
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.02	$(0.05)	$0.19	$(0.25)
Discontinued operations	0.00	(0.03)	0.10	(0.07)
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.02	$(0.07)	$0.29	$(0.32)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.02	$(0.04)	$0.18	$(0.25)
Discontinued operations	(0.01)	(0.03)	0.09	(0.07)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.01	$(0.07)	$0.27	$(0.32)

(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA from continuing operations includes the Company’s 70% interest in Rose LifeScience through March 31, 2024, 80% interest in Rose LifeScience beginning on April 1, 2024, 85% interest in Leli through September 22, 2024, and our 100% interest in Leli beginning on September 23, 2024.

We caution that our results of operations for the three months and twelve months ended December 31, 2025, and 2024 may not be indicative of our future performance.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For the Three Months Ended December 31, 2025
	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Sales	$4,853	$37,772	$3,357	$333	$3,302	$—	$49,617
Cost of sales	(5,161)	(22,132)	(1,352)	(55)	(1,695)	—	(30,395)
Selling, general and administrative expenses	(990)	(8,366)	(2,180)	(25)	(1,151)	(1,952)	(14,664)
Other (expense) income, net	(246)	(243)	—	—	(64)	502	(51)
Other impairments	—	—	—	—	—	—	—
Income (loss) before taxes and equity method investment income	(1,544)	7,031	(175)	253	392	(1,450)	4,507
Provision for income taxes	(31)	(1,642)	—	—	(495)	—	(2,168)
Equity method investment income, net of tax	—	—	—	—	—	—	—
Income (loss) from continuing operations	(1,575)	5,389	(175)	253	(103)	(1,450)	2,339
Loss from discontinued operations net of tax	102	—	—	—	—	—	102
Income (loss) including non-controlling interests	(1,473)	5,389	(175)	253	(103)	(1,450)	2,441
Less: net income attributable to non-controlling interests, net of tax	—	(11)	—	—	—	—	(11)
Net income (loss)	$(1,473)	$5,378	$(175)	$253	$(103)	$(1,450)	$2,430
Adjusted EBITDA from continuing operations(1)	$(462)	$9,755	$(115)	$253	$739	$(1,564)	$8,606
Basic income (loss) per share from continuing operations	(0.01)	0.04	0.01	(0.01)	0.00	(0.01)	0.02
Basic income per share from discontinued operations	—	—	—	—	—	—	—
Basic income (loss) per share	$(0.01)	$0.04	$0.01	$(0.01)	$0.00	$(0.01)	$0.02
Diluted income (loss) per share from continuing operations	$(0.01)	$0.04	$0.00	$(0.01)	$0.00	$(0.01)	0.02
Diluted income per share from discontinued operations	(0.01)	-	-	-	-	-	(0.01)
Diluted income (loss) per share	$(0.02)	$0.04	$0.00	$(0.01)	$0.00	$(0.01)	$0.01

	For the Three Months Ended December 31, 2024
	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Sales	$6,131	$34,202	$4,613	$439	$—	$—	$45,385
Cost of sales	(5,132)	(33,330)	(1,402)	(22)	—	—	(39,886)
Selling, general and administrative expenses	(675)	(9,592)	(2,932)	—	(466)	(2,212)	(15,877)
Other expense, net	2,814	(320)	—	—	—	(1,535)	959
Goodwill and intangible asset impairments	—	—	—	—	—	—	—
Other impairments	—	—	(439)	—	—	—	(439)
Income (loss) before taxes and equity method investment income	3,138	(9,040)	(160)	417	(466)	(3,747)	(9,858)
(Provision for) recovery of income taxes	(77)	2,433	—	—	152	(172)	2,336
Equity method investment income, net of tax	—	—	—	—	—	—	—
Income (loss) from continuing operations	3,061	(6,607)	(160)	417	(314)	(3,919)	(7,522)
Income from discontinued operations net of tax	(1,135)	—	—	—	—	—	(1,135)
Income (loss) including non-controlling interests	1,926	(6,607)	(160)	417	(314)	(3,919)	(8,657)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	27	—	—	—	—	27
Net income (loss)	$1,926	$(6,580)	$(160)	$417	$(314)	$(3,919)	$(8,630)
Adjusted EBITDA from continuing operations(1)	$4,751	$(6,361)	$342	$417	$(140)	$(1,951)	$(2,942)
Basic income (loss) per share from continuing operations	$0.05	$(0.06)	$0.00	$0.01	$0.00	$(0.04)	$(0.04)
Basic income per share from discontinued operations	(0.03)	-	-	-	-	-	(0.03)
Basic income (loss) per share	$0.02	$(0.06)	$0.00	$0.01	$0.00	$(0.04)	$(0.07)
Diluted income (loss) per share from continuing operations	$0.05	$(0.06)	$0.00	$0.01	$(0.00)	$(0.04)	$(0.04)
Diluted income per share from discontinued operations	(0.03)	(0.00)	-	-	0.00	-	(0.03)
Diluted income (loss) per share	$0.02	$(0.06)	$0.00	$0.01	$0.00	$(0.04)	$(0.07)

	For the Year Ended December 31, 2025
	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Sales	$26,295	$163,710	$14,439	$1,635	$9,858	$—	$215,937
Cost of sales	(25,438)	(92,172)	(5,416)	(274)	(4,955)	—	(128,255)
Selling, general and administrative expenses	(2,792)	(34,872)	(9,585)	(48)	(2,849)	(10,147)	(60,293)
Other (expense) income, net	3,232	(1,063)	(3)	—	(108)	2,129	4,187
Other impairments	—	—	(217)	—	—	—	(217)
Income (loss) before taxes and equity method investment income	1,297	35,603	(565)	1,313	1,946	(8,018)	31,576
Provision for income taxes	(57)	(9,362)	—	(286)	(666)	—	(10,371)
Equity method investment income, net of tax	—	—	—	—	—	—	—
Income (loss) from continuing operations	1,240	26,241	(782)	1,027	1,280	(8,018)	20,988
Loss from discontinued operations net of tax	11,117	—	—	—	—	—	11,117
Income (loss) including non-controlling interests	12,357	26,241	(782)	1,027	1,280	(8,018)	32,105
Less: net income attributable to non-controlling interests, net of tax	—	336	—	—	—	—	336
Net income (loss)	$12,357	$26,577	$(782)	$1,027	$1,280	$(8,018)	$32,441
Adjusted EBITDA from continuing operations(1)	$6,666	$47,623	$(288)	$1,313	$3,299	$(8,761)	$49,852
Basic income (loss) per share from continuing operations	$0.01	$0.23	$—	$0.01	$0.01	$(0.07)	$0.19
Basic income per share from discontinued operations	0.10	—	—	—	—	—	0.10
Basic income (loss) per share	$0.11	$0.23	$—	$0.01	$0.01	$(0.07)	$0.29
Diluted income (loss) per share from continuing operations	$0.01	$0.22	$(0.01)	$0.01	$0.01	$(0.07)	$0.18
Diluted income per share from discontinued operations	0.09	-	-	-	-	-	0.09
Diluted income (loss) per share	$0.10	$0.22	$(0.01)	$0.01	$0.01	$(0.07)	$0.27

	For the Year Ended December 31, 2024
	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Sales	$28,909	$148,856	$17,390	$752	$—	$—	$195,907
Cost of sales	(25,450)	(118,172)	(6,355)	(129)	—	—	(150,106)
Selling, general and administrative expenses	(2,949)	(34,028)	(11,990)	(38)	(1,555)	(11,188)	(61,748)
Other expense, net	1,408	(1,007)	—	170	—	(1,850)	(1,279)
Goodwill and intangible asset impairments	—	—	(11,939)	—	—	—	(11,939)
Other impairments	—	—	(439)	—	—	—	(439)
Income (loss) before taxes and equity method investment income	1,918	(4,351)	(13,333)	755	(1,555)	(13,038)	(29,604)
(Provision for) recovery of income taxes	(100)	1,537	—	—	391	(166)	1,662
Equity method investment income, net of tax	—	—	—	—	—	—	—
Income (loss) from continuing operations	1,818	(2,814)	(13,333)	755	(1,164)	(13,204)	(27,942)
Income from discontinued operations net of tax	(7,702)	—	—	—	—	—	(7,702)
Income (loss) including non-controlling interests	(5,884)	(2,814)	(13,333)	755	(1,164)	(13,204)	(35,644)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(367)	—	—	160	—	(207)
Net income (loss)	$(5,884)	$(3,181)	$(13,333)	$755	$(1,004)	$(13,204)	$(35,851)
Adjusted EBITDA from continuing operations(1)	$7,742	$7,282	$(672)	$771	$(259)	$(7,490)	$7,374
Basic income (loss) per share from continuing operations	$0.02	$(0.03)	$(0.12)	$0.01	$(0.01)	$(0.12)	$(0.25)
Basic income per share from discontinued operations	(0.07)	—	—	—	—	—	(0.07)
Basic income (loss) per share	$(0.05)	$(0.03)	$(0.12)	$0.01	$(0.01)	$(0.12)	$(0.32)
Diluted income (loss) per share from continuing operations	$0.02	$(0.03)	$(0.12)	$0.01	$(0.01)	$(0.12)	$(0.25)
Diluted income per share from discontinued operations	(0.07)	(0.00)	-	-	0.00	-	(0.07)
Diluted income (loss) per share	$(0.05)	$(0.03)	$(0.12)	$0.01	$(0.01)	$(0.12)	$(0.32)

(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

The following tables reflect a reconciliation of net income (loss) from continuing operations to Adjusted EBITDA from continuing operations, as presented by the Company:

	For the Three Months Ended December 31, 2025
(in thousands of U.S. dollars)	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Net income (loss) from continuing operations	$(1,575)	$5,389	$(175)	$253	$(103)	$(1,450)	$2,339
Add:
Amortization and depreciation	795	2,595	47	—	348	22	3,807
Foreign currency exchange loss	(38)	16	—	—	(1)	(117)	(140)
Interest expense (income), net	237	73	—	—	(2)	(385)	(77)
Provision for (recovery of) income taxes	30	1,643	—	—	495	—	2,168
Share-based compensation	(8)	90	9	—	2	366	459
Deferred financing fees	—	37	—	—	—	—	37
Other impairments	—	—	—	—	—	—	—
Other expense, net	97	—	4	—	—	—	101
Adjustments attributable to non-controlling interest	—	(88)	—	—	—	—	(88)
Adjusted EBITDA from continuing operations(2)	$(462)	$9,755	$(115)	$253	$739	$(1,564)	$8,606

	For the Three Months Ended December 31, 2024
(in thousands of U.S. dollars)	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Net income (loss) from continuing operations	$3,061	$(6,607)	$(160)	$417	$(314)	$(3,919)	$(7,522)
Add:
Amortization and depreciation	802	2,569	50	—	324	44	3,789
Foreign currency exchange (gain) loss	259	48	—	—	—	1,562	1,869
Interest expense (income), net	535	105	—	—	—	(26)	614
Provision for (recovery of) income taxes	77	(2,433)	—	—	(150)	170	(2,336)
Share-based compensation	—	40	13	—	—	218	271
Deferred financing fees	—	—	—	—	—	—	—
Goodwill and intangible impairments	—	—	—	—	—	—	—
Other impairments	—	—	439	—	—	—	439
Other expense	17	—	—	—	—	—	17
Adjustments attributable to non-controlling interest	—	(83)	—	—	—	—	(83)
Adjusted EBITDA from continuing operations(2)	$4,751	$(6,361)	$342	$417	$(140)	$(1,951)	$(2,942)

	For the Year Ended December 31, 2025
(in thousands of U.S. dollars)	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Net income (loss) from continuing operations	$1,240	$26,241	$(782)	$1,027	$1,280	$(8,018)	$20,988
Add:
Amortization and depreciation	3,881	10,826	192	—	1,351	129	16,379
Foreign currency exchange loss	(132)	(100)	—	—	(1)	(1,444)	(1,677)
Interest expense (income), net	1,506	722	—	—	(2)	(685)	1,541
Provision for (recovery of) income taxes	56	9,363	—	286	666	—	10,371
Share-based compensation	18	380	81	—	5	1,257	1,741
Deferred financing fees	—	116	—	—	—	—	116
Other impairments	—	—	217	—	—	—	217
Other expense, net	97	—	4	—	—	—	101
Adjustments attributable to non-controlling interest	—	75	—	—	—	—	75
Adjusted EBITDA from continuing operations(2)	$6,666	$47,623	$(288)	$1,313	$3,299	$(8,761)	$49,852

	For the Year Ended December 31, 2024
(in thousands of U.S. dollars)	Produce	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Net income (loss) from continuing operations	$1,818	$(2,814)	$(13,333)	$755	$(1,164)	$(13,204)	$(27,942)
Add:
Amortization and depreciation	3,258	11,790	204	—	1,275	196	16,723
Foreign currency exchange (gain) loss	317	42	—	—	—	2,276	2,635
Interest expense (income), net	2,232	629	—	16	—	(426)	2,451
Provision for (recovery of) income taxes	100	(1,537)	—	—	(391)	166	(1,662)
Share-based compensation	—	166	79	—	—	3,502	3,747
Deferred financing fees	—	10	—	—	—	—	10
Goodwill and intangible impairments (3)	—	—	11,939	—	—	—	11,939
Other impairments	—	—	439	—	—	—	439
Other expense	17	—	—	—	—	—	17
Adjustments attributable to non-controlling interest	—	(1,004)	—	—	21	—	(983)
Adjusted EBITDA from continuing operations(2)	$7,742	$7,282	$(672)	$771	$(259)	$(7,490)	$7,374

(2) Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company.

(3) Reflects impairment to goodwill and intangibles of $11,939 in U.S. Cannabis that was based on recent historical performance, near-term forecasts, and the state of the CBD industry in the United States. See “Critical Accounting Estimates and Judgments” in the Annual Report (as defined below) for more information.

This press release is intended to be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov, and will also be filed in Canada on SEDAR (www.sedar.com). In addition, the Annual Report can be found on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, tariffs, taxes, plans and objectives of or involving the Company or statements regarding the anticipated benefits from the closing of the transaction involving Vanguard Food LP. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry, the cannabis industry and market and our energy segment are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Corp. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”), Balanced Health Botanicals, LLC (“Balanced Health”), and Village Farms International B.V. (“VF International”); the limited operational history of the Delta RNG Project in our energy segment and VF International; the legal status of the cannabis business of Pure Sunfarms, Rose and VF International and the hemp business of Balanced Health and uncertainty regarding the legality and regulatory status of cannabis and cannabinoid (CBD) products in the United States; risks relating to the implementation and enforcement of the Continuing Appropriations, Agriculture, Legislative Branch, Military Construction and Veterans Affairs, and Extension Act, 2026; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; our market position and competitive position; our ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada as well as exports; risks related to the start-up of international production at our Netherlands operations; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for its Canadian operational facilities, and changes in our regulatory requirements; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the U.S. Federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade and the potential for tariffs and other trade restrictions; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; elevated interest rates; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including this Press Release and the Annual Report.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Village Farms International, Inc.

Consolidated Statements of Financial Position

(In thousands of United States dollars, except share data)

(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$81,189	$24,631
Restricted cash	5,063	—
Trade receivables, net	23,151	22,160
Inventories, net	41,519	41,256
Other receivables	324	247
Prepaid expenses and deposits	3,191	2,806
Current assets of discontinued operations (Note 10)	—	24,919
Total current assets	154,437	116,019
Non-current assets
Property, plant and equipment, net	185,712	175,226
Investments	6,276	2,656
Goodwill	44,365	42,315
Intangibles, net	23,647	25,105
Deferred tax asset	694	1,005
Right-of-use assets	4,066	4,372
Other assets	3,899	2,178
Non-current assets of discontinued operations (Note 10)	—	20,430
Total assets	$423,096	$389,306
LIABILITIES
Current liabilities
Line of credit	$—	$4,000
Trade payables	15,747	11,254
Current maturities of long-term debt	4,885	8,142
Accrued sales taxes	8,695	8,740
Accrued loyalty program	541	1,029
Accrued liabilities	13,419	8,972
Lease liabilities - current	1,198	1,060
Income tax payable	12,151	51
Other current liabilities	1,950	1,053
Current liabilities of discontinued operations (Note 10)	—	17,918
Total current liabilities	58,586	62,219
Non-current liabilities
Long-term debt	28,769	32,420
Deferred tax liability	18,494	19,940
Lease liabilities - non-current	3,855	4,199
Other liabilities	3,330	2,196
Non-current liabilities of discontinued operations (Note 10)	—	4,374
Total liabilities	113,034	125,348
Commitments and contingencies (Note 12)
MEZZANINE EQUITY
Redeemable non-controlling interests	10,164	9,953
SHAREHOLDERS’ EQUITY
Common stock, no par value per share - unlimited shares authorized; 115,722,312 shares issued and outstanding at December 31, 2025 and 112,337,049 shares issued and outstanding at December 31, 2024.	392,380	387,349
Additional paid in capital	29,374	30,604
Accumulated other comprehensive loss	(9,281)	(18,932)
Retained earnings	(112,575)	(145,016)
Total shareholders' equity	299,898	254,005
Total liabilities, mezzanine equity and shareholders’ equity	$423,096	$389,306

Village Farms International, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Sales	$49,617	$45,385	$215,937	$195,907
Cost of sales	(30,395)	(39,886)	(128,255)	(150,106)
Gross margin	19,222	7,310	87,682	45,801
Selling, general and administrative expenses	(14,664)	(15,877)	(60,293)	(61,748)
Interest expense	(542)	(771)	(2,704)	(3,365)
Interest income	619	157	1,163	914
Foreign exchange (loss) gain	85	(1,914)	1,555	(2,843)
Other income (expense)	4	3,487	4,173	4,015
Goodwill and intangible asset impairments	—	—	—	(11,939)
Other impairments	(217)	(439)	(217)	(439)
Loss before taxes and loss from equity method investments	4,507	(8,047)	31,359	(29,604)
Provision for income taxes	(2,168)	2,336	(10,371)	1,662
Loss from equity method investments	—	—	—	—
Income (loss) from continuing operations	2,339	(5,711)	20,988	(27,942)
Income (loss) from discontinued operations, net of tax	102	(1,135)	11,117	(7,702)
Loss including non-controlling interests and before equity losses	2,441	(8,657)	32,105	(35,644)
Less: net (income) loss attributable to non-controlling interests, net of tax	(11)	27	336	(207)
Net loss attributable to Village Farms International, Inc. shareholders	2,430	(8,630)	32,441	(35,851)
Adjusted EBITDA from continuing operations	8,606	(2,942)	49,852	7,374
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.02	$(0.05)	$0.19	$(0.25)
Discontinued operations	0.00	(0.03)	0.10	(0.07)
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.02	$(0.07)	$0.29	$(0.32)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.02	$(0.04)	$0.18	$(0.25)
Discontinued operations	(0.01)	(0.03)	0.09	(0.07)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.01	$(0.07)	$0.27	$(0.32)

Village Farms International, Inc.

Consolidated Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	2025	2024
Cash flows provided by (used in) operating activities:
Income (loss) from continuing operations including non-controlling interests	$20,988	$(27,942)
Adjustments to reconcile loss including non-controlling interests to net cash provided by (used in) operating activities:
Depreciation and amortization	16,379	16,723
Amortization of deferred charges	116	10
Interest expense	2,704	3,365
Interest paid on long-term debt	(2,779)	(4,203)
Unrealized foreign exchange loss	13	233
Goodwill and intangible asset impairments	—	11,939
Inventory and other impairments	217	10,961
Non-cash lease expense	951	731
Share-based compensation	1,741	3,747
Deferred income taxes	(1,588)	(1,739)
Changes in non-cash working capital items	19,370	(97)
Net cash provided by operating activities from continuing operations	58,112	13,728
Cash flows (used in) provided by investing activities:
Purchases of property, plant and equipment	(18,219)	(7,168)
Purchases of intangibles	(395)	(158)
Equity investment	—	—
Repayment of note receivable	—	—
Net cash used in investing activities from continuing operations	(18,614)	(7,326)
Cash flows (used in) provided by financing activities:
Proceeds from borrowings	19,295	—
Repayments on borrowings	(27,160)	(5,709)
Purchase of non-controlling interest	—	(3,817)
Proceeds from issuance of common stock and warrants	—	—
Issuance costs	—	—
Share repurchases	(2,971)	—
Proceeds from exercise of warrants and stock options	5,031	—
Other financing activities	(546)	—
Net cash used in (provided by) financing activities from continuing operations	(6,351)	(9,526)
Discontinued Operations
Net cash (used in) provided by operating activities from discontinued operations	(8,388)	(3,381)
Net cash provided by (used in) investing activities from discontinued operations	38,710	(2,914)
Net cash used in financing activities from discontinued operations	(4,000)	—
Net cash flows provided by discontinued operations	26,322	(6,295)
Effect of exchange rate changes on cash and cash equivalents	2,152	(1,241)
Net increase (decrease) in cash, cash equivalents and restricted cash	61,621	(10,660)
Cash, cash equivalents and restricted cash, beginning of period	24,631	35,291
Cash, cash equivalents and restricted cash, end of period	$86,252	$24,631
Supplemental disclosure of non-cash activities:
Non-Cash - investing and financing activities
Operating lease right-of-use assets	$691	$117
Operating lease liabilities	$691	$117
Supplemental cash flow information
Income Taxes Paid	$93	$—